1 Investor Presentation LISTED CORR NYSE May 2021

2 Disclaimer Forward Looking Statements This presentation contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including, among others, failure to realize the anticipated benefits of the Crimson Transaction or Internalization (as further described in this presentation); the risk that CPUC approval is not obtained, is delayed or is subject to unanticipated conditions that could adversely affect CorEnergy or the expected benefits of the Crimson Transaction, risks related to the uncertainty of the projected financial information with respect to Crimson, the failure to receive the required approvals by existing CorEnergy stockholders; the risk that a condition to the closing of the Internalization may not be satisfied, CorEnergy’s ability to consummate the Internalization, and those factors discussed in CorEnergy’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy’s Board of Directors and compliance with leverage covenants. Non-GAAP Financial Measures This document includes certain non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from non-GAAP financial measures used by other companies. CorEnergy believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating the Crimson Transaction. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, including EBITDA, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation.

3 Disclaimer Additional Information and Where to Find It The issuance of CorEnergy common stock upon conversion of CorEnergy preferred stock in connection with the Crimson Transaction as described in this presentation (the “Stock Issuance”) and the Internalization will be submitted to the stockholders of CorEnergy for their consideration. In connection with the Stock Issuance and Internalization, CorEnergy intends to file a proxy statement and other documents with the SEC. INVESTORS AND CORENERGY STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) REGARDING THE STOCK ISSUANCE AND INTERNALIZATION AND OTHER DOCUMENTS RELATING TO THE TRANSACTIONS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE STOCK ISSUANCE AND INTERNALIZATION. The proxy statement and other relevant documents (when they become available), and any other documents filed by CorEnergy with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by CorEnergy through its website at corenergy.reit. The information on CorEnergy’s website is not, and shall not be deemed to be a part hereof or incorporated into this or any other filings with the SEC. You may also request them in writing, by telephone or via the Internet at: CorEnergy Infrastructure Trust, Inc., Investor Relations, 877-699-CORR (2677), info@corenergy.reit. Participants in the Solicitation CorEnergy, the Manager and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from CorEnergy’s stockholders in respect of the Stock Issuance and Internalization. Information about CorEnergy’s directors and executive officers is available in CorEnergy’s definitive proxy statement, prepared in connection with CorEnergy’s 2020 annual meeting of stockholders and will be set forth in the proxy statement in respect of the Stock Issuance and Internalization when it is filed with the SEC. Other information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from CorEnergy’s stockholders in connection with the Stock Issuance and Internalization, including a description of their direct or indirect interests, by security holdings or otherwise, in CorEnergy will be set forth in the proxy statement in respect of the Stock Issuance and Internalization when it is filed with the SEC. You can obtain free copies of these documents, which are filed with the SEC, from CorEnergy using the contact information above.

CorEnergy Infrastructure Trust Overview

Company Overview

A primarily regulated natural gas and crude oil transportation and distribution company with assets in Missouri and California

- **California**: Crimson consists of ~2,000 miles of crude oil pipelines providing the critical link between in-state producers and refiners
  - 90%+ of revenue generated from fee-based tariffs or long-term, fixed-rate contracts
  - CPUC regulated assets with cost-of-service rate making authority
  - Long-standing, primarily investment-grade customers
- **Missouri**: MoGas and Omega include ~338 mile of natural gas pipeline systems delivering natural gas to local customers
  - >95% of revenue generated from long-term take-or-pay contracts
  - Sources natural gas from several major interstate pipelines
- **Unique REIT + PLR Structure:** Tax efficient structure with 1099 reporting for investors
  - Industry-first PLR provides ability to both own and operate select assets

Capital Structure and Valuation Highlights

($mm's)	**As of 3/31/2021**
Net Debt[1]	$204.2
Series A Preferred Equity[2]	172.4
Common Equity[3]	
Common Stock	80.2
Class B[4]	64.0
Total Common Equity	144.3
Enterprise Value	**$520.9**
Current & Outlook (at midpoint)	
Target Annual EBITDA ($)	51.0
Target Annual Dividend ($/sh)	0.375
Current Annual Dividend ($/sh)	0.200
Valuation	
EV/EBITDA (x)	10.2
Target Dividend Yield[3]	6.9%

The table set forth above is based on par values for outstanding securities on a fully diluted basis. This presentation is non-GAAP and the presentation on slide 21 provides greater detail about conversion and exchange rights relating to company securities. In addition, the information set forth above makes assumptions about upcoming shareholder votes that may or may not occur. 1. face value of debt, 2. includes Series C fully converted and internalization shares, 3. all equity valued at $5.42/sh (5/12/21), 4. includes converted Series B

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5 1 2 3 • Eligible assets include pipelines, storage terminals, rights-of-way, offshore platforms, electric transmission/distribution lines • REITs offer superior domestic and foreign investor asset ownership tax efficiency relative to MLPs and C-corps • Having secured PLRs verifying asset qualification and operating capability, CORR is well positioned for asset consolidation Long-Term REIT Opportunities in the Energy Infrastructure Value Chain

CorEnergy's IRS Ruling Allows for a Wider Range Of Assets, Broader Opportunity Set

Energy Infrastructure Investment Vehicles

	REITs	C-Corps	MLPs
Tax Structure	Real Estate Investment Trust	C-Corporation	Partnership
Entity Level Tax	No	Yes	No
Underlying Exposure	Capacity Usage Revenues	Operating Businesses	Operating Businesses
Federal Tax Reporting	Form 1099	Form 1099	Schedule K-1
Generates UBTI?	No	No	Yes

CorEnergy's PLR Gaining Recognition



EQUITY RESEARCH
RBC Capital Markets
Midstream Energy REITs?
Potential for more midstream assets existing within REITs



MIDSTREAM ASSETS AS REAL PROPERTY – NEW IRS PRIVATE LETTER RULING
HUNTON ANDREWS KURTH
The Ruling was based on the taxpayer's representation that the storage tank facilities and the pipelines constitute "real property," and that certain other assets constitute personal property, for purpose of the REIT rules.
Treasury Regulations interpreting the REIT rules provide that "real property" includes "oil and gas storage tanks" and "pipelines" that are permanently affixed to land or to other inherently permanent structures.
The regulations also conclude that the majority of a pipeline transmission system (e.g., pipelines, isolation valves and vents, and pressure control and relief valves) is considered real property, but that meters and compressors are personal property.
Under the REIT rules, ancillary personal property that is leased with real property is treated as real property as long as its FMV does not exceed 15% of the total FMV of the leased property.
The PTP "angels" list limitation on the types of products that can be stored or moved does not apply.

Sources: RBC Capital Markets, "Midstream Energy REITs? Potential for more midstream assets existing within REITs," October 18, 2019; Hunton Andrews Kurth, "Midstream REIT," 2019

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7 1Q 2021 – Building a Critical Infrastructure Platform Completed Crimson Midstream Strategic Combination • REIT qualifying, CPUC regulated owner/operator of ~2,000 miles of critical California pipeline infrastructure • Connecting desirable native California crude production to in-state refineries producing state-mandated specialized fuel blends Difficult to replace rights of way provide significant additional value and new opportunities • Diverse, creditworthy customer base • Experienced management team with history of operating assets safely in highly regulated environments • Capable of addressing current and emerging energy infrastructure needs, including the energy transition Strengthened Dividend Coverage and Alignment • Improved balance sheet and coverage of debt and preferred obligations • Crimson Transaction and Manager Internalization increase alignment with stockholder interests • Subordination features of the transaction equity prioritize common equity holders

8 2021 Strategic Priorities • High quality customers to provide relatively predictable revenue due to cost-of-service rate making processes • Generating cash flow to proactively deleverage the balance sheet and increase cash available for distribution to stockholders • Executing a vision for the long-term CorEnergy platform to include acquiring additional assets through both asset- and platform-level expansion opportunities • Positioning CorEnergy to participate in the long-term energy transition process while seeking to maximize economic returns from current critical assets

9 MoGas is a 263-mile FERC-regulated natural gas pipeline near St. Louis, MO serving investment grade customers • 94% of revenue is tied to long-term take-or-pay transportation contracts Omega is a natural gas distribution system serving a strategically important US military base with growing demand • In third 10-year contract with 5 years remaining 1Q 2021 Update: • Benefitted from new interconnects under long-term customer agreements • Significantly colder weather and record natural gas demand drove volumes • Propane-air plant at Fort Leonard Wood created significant cost savings to customer Legacy MoGas and Omega pipeline systems transport and deliver natural gas to LDCs and end-users Pike Calhoun Lincoln Audrain Monroe Laclede Pulaski Madison Saint Louis City Saint Charles Saint Louis Chariton Moniteau Warren Franklin Phelps B lli C Gi d Madison Saint Francois Reynolds Iron IllinoisMissouri Curryville Compressor REX Connect PEPL Connect MRT Connect Bond Christia Clinton Greene Jackson Jersey Macoupin Monroe Montgomery Perry Pike Randolph Saint Clair Scott Washington nton Boone Callaway Camden Cole Cooper Crawford Dallas Dent Gasconade kory Howard Jefferson Maries Miller Montgomery Morgan Osage Perry ettis Ralls Randolph Sainte Genevieve Saline Washington St. Louis Omega Portfolio Review – Missouri

10 Crimson California linking in-state conventional low-decline-rate crude basins and large refinery demand centers Critical infrastructure • ~2,000 miles of crude oil pipelines, storage facilities and rights of way • 10B+ BOE of recoverable resource feeding refiners designed to run native production • Stable California refined product demand expected ahead • In-state crude production is refiners’ baseload supply, imports are the refiners’ swing suppliers Fee driven cash flows • 90%+ of revenue generated from fee-based tariffs or long- term, fixed-rate contracts • CPUC regulated assets with cost-of-service rate making authority Primarily investment-grade rated customer base with long operating histories in the state Portfolio Review – California

11 Price-driven California crude production is ~25% of total California crude runs. In-state refiners take 100% of California production. Demand-driven imports act as a large shock absorber before California crude is impacted - 200,000 400,000 600,000 800,000 1,000,000 1,200,000 1,400,000 1,600,000 1,800,000 Ja n- 18 M ar -1 8 M ay -1 8 Ju l-1 8 S ep -1 8 N ov -1 8 Ja n- 19 M ar -1 9 M ay -1 9 Ju l-1 9 S ep -1 9 N ov -1 9 Ja n- 20 M ar -2 0 M ay -2 0 Ju l-2 0 S ep -2 0 SJV/LA/Ventura Production Total Imports - PADD 5 California fuel demand requires California refineries • State regulations require the sale of unique CARB (California Air Resources Board) gasoline and diesel • As a result, California is dependent on California refiners for refined product supply. • California is the largest consumer of motor gasoline and jet fuel in the nation CA Production vs. PADD 5 Imports – bpd California is the 5th largest crude oil producing state in the US California Represents a Captive Market Sources: RS Energy Group (CA Basin Production); EIA (PADD 5 Data). The United States is divided into five Petroleum Administration for Defense Districts, or PADDs.PADD-5 is the West Coast. Dozens of oil tankers idle near Los Angeles in April 2020

12 CORR California Growth Opportunities California 2021 Near-Term Drivers: • Return to pre-COVID market conditions • Operating synergies resulting from integration • Commercial projects within Crimson’s footprint Longer-Term Opportunities: • Acquisition of complementary or diversified pipelines • Increased volumes from closures/repurposing of other pipelines • Participation in California’s energy transition In their 9/25/2020 report, IHS (after internal combustion engine vehicle ban announcement), forecasted PADD 5 demand to remain flat from 2021 – 2025, then decline 1.6% annually between 2025 and 2050; primarily due to a reduction in gasoline demand. According to the EIA, California is responsible for approximately 2/3 of PADD 5 demand.

13 CorEnergy First Quarter 2021 Overview Refer to end notes and reconciliations in the included appendix First Quarter 2021 Highlights • $8.1 million adjusted EBITDA ‒ Includes only 2 months of Crimson • $(4.3) million CAD, includes $6.1 million of transaction expenses • Dividends and Distributions declared: ‒ 7.375% Series A Preferred ‒ 9.0% Class A-1 Units (Series C Preferred) ‒ 4.0% Class A-2 Units (Series B Preferred) ‒ Intended to be paid in-kind ‒ $0.05/share Common Stock ‒ Class A-3 Units (Class B Common Stock) ‒ Only eligible after April 1, 2021 ‒ Subordinated, require >1.25x common coverage to pay • All 2021 Common Stock and Preferred Stock dividends expected to be characterized as Return of Capital for tax purposes • Additional capital structure details are included in the appendix Q1 Summary Operating Results Average Daily Crude Oil Volume (kbpd) 224 208 202 198 - 50 100 150 200 250 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Quarter Ended ($'s in millions) 3/31/2021 Revenue 23.0$ Expense (Excluding D&A and Speical Items)1 15.0 GAAP Net Loss to Common Stockholders (14.6) Adjusted EBITDA2 8.1 Net Cash Used in Operating Activities (2.5) CAD3,4 (4.3) Maintenance Capex 1.4

14 Operating Outlook • Revenue expected to be $130-$135 million annualizing both CORR’s legacy assets and Crimson’s assets for the second half 2021 • Approximately $2.0 million of pro forma SG&A savings from estimated management fee of $5.5 million1 • Combined Adjusted EBITDA of $50-$52 million on an annualized basis, beginning in the second half of 2021 • Maintenance capital expenditures expected to be in the range of $10-$11 million • Initial annual dividend of $0.20, increasing to $0.35-$0.40 upon a return to pre-COVID market conditions in California, with near term commercial opportunities providing upside3 • Term Loan amortization scheduled at $8.0 million per year facilitates deleveraging to a target of < 4.0x Adjusted EBITDA by FYE 20222 to create financial flexibility and reduce risk CorEnergy Outlook 1. Investors and CorEnergy stockholders are urged to read the proxy statement (including all amendments and supplements thereto) regarding the stock issuance and internalization and other documents relating to the transactions that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about the stock issuance and internalization. 2. 2021 EBITDA will be reconciled to GAAP metrics in periodic reports 3. Common stock dividends are subject to approval by the board of directors

CorEnergy: The First REIT Operator of Critical Infrastructure Assets

Long-lived assets

Owns and operates physical infrastructure serving producers and consumers of energy

Majority of assets operated under regulated rate making authorities

Unique REIT + PLR Structure

Tax efficient REIT gives investors direct access to tax-efficient infrastructure cash flows

Industry-first PLR provides ability to both own and operate select assets

Energy Transition Ready

Assets capable of multiple refined product and other use cases

~2,000 miles of rights of way provide additional opportunities in critical corridors

Stable cash flows

Long term, credit-worthy users, low direct commodity exposure drive predictable cash flow

Additional opportunities utilizing excess capacity, expansion and strategic acquisitions

Outlook

EBITDA of $50-$52 million annualized from 2H 2021[1]

Targeted debt to Adjusted EBITDA ratio of <4.0x[1]

Common Dividend Upside

Initial annualized dividend of $0.20

Targeting $0.35-$0.40 upon a return to pre-COVID market conditions in California, with near-term commercial opportunities providing upside[2]

1. 2021 EBITDA will be reconciled to GAAP metrics in periodic reports 2. Common stock dividends are subject to approval by the board of directors

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16 For additional information: CorEnergy Infrastructure Trust, Inc. Investor Relations Debbie Hagen or Matt Kreps 877-699-CORR (2677) info@corenergy.reit

17 End Notes and Reconciliations 1. Expense excluding Depreciation, amortization and ARO accretion expense of $2.9 million and Special Items is reconciled in the table at right. Expense also excludes the Loss on Impairment and Disposal of Leased Property ($5.8 million) and loss on on termination of lease ($166 thousand) 2. Adjusted EBITDA excludes special items of $6.1 million which are not representative of on-going operations. Reconciliation of Adjusted EBITDA, as presented, to Net Loss is included in the table at right. Management uses Adjusted EBITDA as a measure of operating performance. Adjusted EBITDA represents net income (loss) adjusted for items such as loss on impairment of property; (gain) loss on disposal of property; deferred rent receivable write-off; (gain) loss on extinguishment of debt and transaction-related costs. Adjusted EBITDA is further adjusted for depreciation, amortization and ARO accretion expense; income tax expense (benefit) and interest expense.

18 First Quarter 2021 Financial Results 3. Reconciliations of Net Cash Used In Operating Activities and CAD, as presented, are included in the table at right. Management uses CAD as a measure of long-term sustainable performance. CAD is a non-GAAP measure.

19 First Quarter 2021 Financial Results 4. Adjusted Net Income excludes special items of $6.1 million which are not representative of on-going operations; however CAD has not been so adjusted. Reconciliations of Adjusted Net Income and CAD, as presented, to Net Loss are included in the table at right. Management uses CAD as a measure of long-term sustainable performance. Adjusted Net Income and CAD are non-GAAP measures. Adjusted Net Income represents net income (loss) adjusted for loss on impairment of property; (gain) loss on disposal of property; deferred rent receivable write-off; (gain) loss on extinguishment of debt and transaction-related costs. CAD represents Adjusted Net Income adjusted for depreciation, amortization and ARO accretion expense; amortization of debt issuance costs and income tax expense (benefit) less transaction related costs; maintenance capital expenditures; preferred dividend requirements and mandatory debt amortization.

20 Liquidity and Capitalization (1) Long-term debt is presented net of discount and deferred financing costs.

Prospective Forward-Looking Capitalization Table (as of March 31, 2021)

	March 31, 2021 Actual[1]	Prospective Adjustments[2]	Prospective for Non-Controlling Interest Reorg. and Internalization	Prospective Adjustments[3]	Prospective for Non-Controlling Interest Conversion
Cash and Cash Equivalents	$ 18,839,994	$ -	$ 18,839,994	$ -	$ 18,839,994
Debt					
Revolving Credit Facility	25,000,000	-	25,000,000	-	25,000,000
Long-Term Debt (including current maturities)[4]	193,440,040	-	193,440,040	-	193,440,040
Total Debt	218,440,040	-	218,440,040	-	218,440,040
Redeemable Equity					
Redeemable Series C Preferred Stock	-	38,442,604	38,442,604	(38,442,604)	-
Redeemable Series B Preferred Stock	-	59,949,960	59,949,960	(59,949,960)	-
Total Redeemable Equity	-	98,392,564	98,392,564	(98,392,564)	-
Stockholders' Equity					
Preferred Stock					
Series A Preferred Stock	125,270,350	4,255,325	129,525,675	42,904,300	172,429,975
Total	125,270,350	4,255,325	129,525,675	42,904,300	172,429,975
Common Stock					
Common Stock	13,652	1,154	14,806	-	14,806
Class B Common Stock	-	3,134	3,134	8,675	11,809
Additional Paid-In Capital	336,750,132	32,635,906	369,386,038	59,937,054	429,323,092
Retained Deficit	(327,926,126)	-	(327,926,126)	-	(327,926,126)
Total	8,837,658	32,640,194	41,477,852	59,945,729	101,423,581
Non-controlling interest	116,928,344	(116,928,344)	-	-	-
Total Stockholders' Equity	$ 251,036,352	$ (80,032,825)	$ 171,003,527	$ 102,850,029	$ 273,853,556
Total Capitalization	$ 469,476,392		$ 487,836,131		$ 492,293,596
Shares Outstanding[5]					
Common Stock	13,651,521	1,153,846	14,805,367	-	14,805,367
Class B Common Stock	-	3,133,903	3,133,903	8,675,214	11,809,117
Total Shares Outstanding	13,651,521	4,287,749	17,939,270	8,675,214	26,614,484

(1) The non-controlling interest reflects the Grier Members' equity consideration for the A-1, A-2 and A-3 units representing a 50.50% interest in Crimson. Subject to CPUC regulatory approval and certain stockholder approvals, these units are convertible into certain CorEnergy securities as illustrated in the prospective adjustments above.

(2) The increase in Series A Preferred Stock, Common Stock and Class B Common Stock reflect the prospective adjustment for the equity consideration outlined in the Internalization agreement. The Internalization agreement is subject to stockholder approval before such equity consideration can be issued. Refer to Part I, Item 1, Note 9 ("Management Agreement") in the Q1 2021 Form 10-Q for further details on the Internalization. Further, the prospective adjustments also reflect the Grier Members' conversion of the non-controlling interest presently represented by their A-1, A-2 and A-3 units into Series C Preferred Stock, Series B Preferred Stock and Class B Common, respectively. Such conversions are subject to receiving CPUC approval and, in case of the further conversion of Series B Preferred to Class B Common Stock, approval by our stockholders and are at the election of the holders. Further, we do not expect the holders to exercise their conversion rights all at once due to the income tax consequences arising from such conversions. We cannot predict when the holders will elect to convert or if they will elect to convert at all.

(3) The increase in the Series A Preferred Stock assumes the Grier Members elect to convert their Series C Preferred Stock. The increase in Class B Common Stock assumes stockholder approval is received allowing the Grier Members to convert the Series B Preferred Stock to Class B Common Stock.

(4) Long-term debt is presented net of discount and deferred financing costs.

(5) The shares outstanding do not include the impact of in kind dividends declared by the CorEnergy Board of Directors on the Series B Preferred.

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